Principal Financial Group

{Principal Lifetime Income Solutions℠}

Variable Annuity Application

{Principal Life Insurance Company
801 Grand Avenue
Attn: ADC-8th Floor G-8-S39
Des Moines, IA 50392-1770}

V4

NOTE: Please read this application, and sign and date Section J.

A Your Contract

1. Owner is a(n):
☐ Individual ☐ Trust ☐ Custodian/Power Of Attorney ☐ UTMA/UGMA

Owner's Name (First, MI, Last)	Date of Birth	Social Security Number/Tax ID	Gender ☐ M ☐ F
Joint Owner's Name (First, MI, Last) Not applicable for qualified contracts	Date of Birth	Social Security Number/Tax ID	Gender ☐ M ☐ F

Street Address (no P.O. boxes)	City	State	Zip

Owner's Phone Number ( )	Joint Owner's Phone Number ( )

Email Address

2. Annuitant (First, MI, Last) (If different than owner)

Annuitant (First, MI, Last)	Date of Birth	Social Security Number/Tax ID	Gender ☐ M ☐ F
Joint Annuitant's Name (First, MI, Last) Not applicable for qualified contracts	Date of Birth	Social Security Number/Tax ID	Gender ☐ M ☐ F

Street Address (no P.O. boxes)	City	State	Zip

Annuitant's Phone Number ( )	Joint Annuitant's Phone Number ( )

3. Owner's Beneficiary Instructions

Primary Beneficiary(ies) Name	Relationship to Owner	%	Contingent Beneficiary(ies) Name	Relationship to Owner	%

B Type of Contract

1. **Type of Annuity:** {☐ Nonqualified ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA ☐ Simple IRA ☐ Pension Trust ☐ IRA Rollover ☐ IRA Transfer ☐ Inherited IRA ☐ Educational IRA ☐ 412(i) Plan ☐ TSA/403(b) ☐ Government 457 Plan}
{If Qualified, date of the Contribution Year: Date of first contribution to any Roth IRA account: }

2. **Employer Information** (Complete only if this is a {Payroll Deduct IRA, SEP, Simple IRA, Pension Trust or a Non Qualified Employer Plan.})

Name of Company	Name of Company Contact

Address	City	State	Zip

Phone Number ( )	☐ Employer Billing (List Bill) Annualized Amount $ ______ Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Questions? Call

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B
Continued

3. Rate Lock-In For Fixed Account and/or Fixed Dollar Cost Averaging (DCA) Accounts:

☐ Lock in rate as of client's signature date. Lock in the Fixed Account and Fixed DCA Plus Account (if applicable) interest rate as of Owner's signature date.
The rate is guaranteed only if this application is received in our home office within 10 business days from the Owner's signature date and will only apply to the first premium payment we receive in our home office. The premium payment must be received in our home office within 90 calendar days of the Owner's signature date for the guarantee to apply. All subsequent premium payments will earn the rate in effect at the time the premium payment is received in our home office. **If the Lock-In box is not marked, the rate in effect at the time the premium payment is received in our home office will apply.**

C

Premium Payment

Premium Payment Information (Minimum Premium $15,000 Nonqualified, $5,000 Qualified, or $100 Pre-Authorized Checking Withdrawal)

Original source of premium contribution:

☐ Transfer from Traditional IRA, Roth IRA, SIMPLE IRA*, or SEP IRA ☐ Rollover from eligible qualified plan.
☐ Other ______

*SIMPLE IRA funds cannot be transferred to a Traditional IRA or converted to a Roth IRA for two years following the date of the initial SIMPLE contribution.

☐ Initial Premium Payment $ ______ Make checks payable to Principal Life Insurance Company

☐ Monthly Pre-authorized Checking Withdrawal
First Payment Drawn (MM/DD/YYYY) ______ Payment Amount $ ______
Not available on the 29th, 30th, or 31st of any month
Transit Routing # ______ Account # ______ ☐ Checking ☐ Savings

D

Guaranteed Minimum Withdrawal Benefit (GMWB) Rider

Please check one of the following. **If neither box is checked, the For Life Withdrawal Benefit Payment will be "Single Life" unless you notify us before you take your first withdrawal to elect "Joint Life".**

☐ "Single Life" Withdrawal Benefit Payment Option
☐ "Joint Life" Withdrawal Benefit Payment Option* (Available only if (i) joint owners are each other's Spouse, or (ii) sole owner is a natural person and owner's Spouse is the primary beneficiary, and (iii) Spouse is eligible to make a spousal continuation election under federal tax law)
Spouse's Name ______ Spouse's Date of Birth ______
Spouse's Social Security Number/Tax ID ______
(spouse's name, date of birth and social security number are required when "Joint Life" is elected)

E

Premium Payment Allocation

Premium Payment may be allocated to A and B:

A GMWB Investment Options (select only one)
☐ Diversified Growth OR ☐ Diversified Balanced

B
Fixed Account Allocation (Use whole percentages)
☐ Fixed Account ______ %
☐ DCA 6-Month* ______ %
☐ DCA 12-Month* ______ %
*DCA account allocation will follow the allocations you selected in Section A above.

F

Scheduled Transfers

Scheduled transfers are only available for the Fixed Account.
Transfer Start Date (MM/DD/YYYY) ______
(Must be 30 days after the effective date of the contract. Not available on the 29th, 30th, or 31st day of any month.)

☐ Transfer amount/percentage (please specify below) from the investment option elected in section E to the Fixed Account.
Amount $ ______ or Percentage ______ %
Note: use whole percentages and dollar amounts
Frequency: ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

☐ Transfer 2% monthly from Fixed Account to investment option elected in section E.

Questions? Call

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G Telephone and Internet Transfer Authorization

If these boxes are not checked telephone and Internet services are not available. Telephone or Internet instructions received from any joint contract owner will be binding on all owners.

I (We) want telephone services as described in the prospectus. ☐ Yes ☐ No

I (We) want Internet transaction services for the sales representative as described in the prospectus. Internet instructions received from the sales representative will be binding on all contract owners.* ☐ Yes ☐ No

*The contract owner may elect to perform financial transactions on the Internet upon establishing a Personal Identification Number on the Principal Financial Group web site.

H Replacement Information to be Completed by Owner

Do you have any pending or inforce life insurance coverage or annuity contracts? ☐ Yes ☐ No

Will this annuity replace or change any pending or inforce life insurance or annuity contracts? ☐ Yes ☐ No

I Replacement Information to be Completed by Marketer

Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts? ☐ Yes ☐ No

Do you have any reason to believe this annuity will replace or change any pending or inforce annuity or life insurance contract? ☐ Yes ☐ No

J Signatures

I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. **I understand the following about the contract I am purchasing:**

- **Benefits based on the performance of the separate account are variable and not guaranteed as to dollar amount.**
- I have reviewed my own circumstances to determine if the benefits, costs, and restrictions of this contract and riders are appropriate for me. Refer to the Riders section of the prospectus for details.

All statements in this application are true and complete to the best of my knowledge and are the basis of any annuity issued.

WARNING: IT IS A CRIME TO PROVIDE FALSE, MISLEADING, OR INCOMPLETE INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES AND DENIAL OF INSURANCE BENEFITS.

☐ Check box to request a copy of the Statement of Additional Information for this contract.

X1

Signed at:	City	State

Owner's Signature:	Today's Date (Month/Day/Year)
X	X / /
Joint Owner's Signature:	Today's Date (Month/Day/Year)
X	X / /

Mail this form in the postage-paid envelope provided or send to: Principal Life Insurance Company, 801 Grand Avenue; Attn: ADC-8th Floor G-8-S39; Des Moines, IA 50392-1770

If required, I have provided the customer with the appropriate Compensation Disclosure form.

Producer Certification for Replacement Transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Marketer's Signature	Print Marketer's Name

Principal Marketer ID (or Detail Code)

Principal Connection/510

This application is a request for information and will not be included as part of your contract.